UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2006

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 31, 2005, the Registrant and its wholly owned subsidiary, C-COR Broadband Europe B.V. (“BV”), entered into a separation agreement with Gerhard Nederlof, Corporate Vice President, EuroPacific Business and Managing Director of BV, which was subsequently supplemented on April 30, 2006 (as supplemented, the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Nederlof will still be entitled to payments from the Registrant’s Supplemental Executive Retirement Plan but such payments may now be made in a lump sum on or about June 30, 2006 in the amount of $96,947.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Document
10.1	Agreement of Separation between the Registrant and its wholly owned subsidiary, C-COR Broadband Europe B.V., with Gerhard Nederlof, dated as December 31, 2005 (incorporated by reference to the Registrant’s Form 10-Q dated December 23, 2005 and filed February 1, 2006).

10.2	Supplement to Agreement of Separation between the Registrant and its wholly owned subsidiary, C-COR Broadband Europe B.V., with Gerhard Nederlof, dated as April 30, 2006 (incorporated by reference to the Registrant’s Form 10-Q dated March 24, 2006 and filed May 3, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

May 4, 2006	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary